SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)

of the

SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported):  October 27, 2011

University General Health System, Inc.
(a Nevada Corporation)

333-140567	71-0822436
(Commission File Number)	(IRS Employer Identification Number)

7501 Fannin Street
Houston, Texas 77054
(713) 375-7100

Hassan Chahadeh, M.D.
7501 Fannin Street
Houston, Texas 77054
(713) 375-7100
(Telephone number, including area code of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

University General Health System, Inc., a diversified, integrated multi-specialty health delivery system, today announced that it expects to report a 40% increase in revenues, more than 25% increase in EBITDA, and net profit for quarter ended Septemeber 30, 2011.

EXHIBIT                      DESCRIPTION

Exhibit 99     Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

University General Health System, Inc.

Date: October 27, 2011	By: /s/ Hassan Chahadeh, M.D.
Name: Hassan Chahadeh, M.D. Title: Chairman of the Board

UNIVERSITY GENERAL HEALTH SYSTEM EXPECTS TO REPORT 40% INCREASE IN REVENUES, MORE THAN 25% INCREASE IN EBITDA, AND NET PROFIT FOR QUARTER ENDED SEPTEMBER 30, 2011

HOUSTON, TX - October 27, 2011 - University General Health System, Inc.(OTCQB: UGHS) (Other OTC: UGHS.PK) a diversified, integrated multi-specialty health delivery system, today announced that it expects to report revenues of approximately $21.0 million and EBITDA of approximately $3.7 million for the quarter ended September 30, 2011. These results will compare with revenue of $15.0 million and EBITDA of $2.9 million in the third quarter of 2010.

The Company also anticipates reporting net income for the third quarter and first nine months of 2011 approximating $900,000 and $380,000, respectively.  During 2010 the Company reported a net loss of $38,000 for the third quarter and a net loss of $2.6 million for the comparable nine-month period. During the first six months of 2011, the Company’s total equity increased to a positive $624,044 from a total deficit of approximately ($34.6 million) as of December 31, 2010, and a further increase in total equity is anticipated for the quarter ended September 30, 2011.

“These preliminary results reflect the successful implementation of our strategic initiatives, including our proprietary revenue cycle management system; increases in average daily patient census at our acute care hospital; increased occupancy at our senior living segment; and improved operating efficiencies throughout our organization,” observed Hassan Chahadeh, M.D., Chairman and Chief Executive Officer of University General Health System, Inc.  “We have also been diligent in our financial planning for additional acquisitions as we continue to implement our strategic plan.  We look forward to providing further details on our progress when the Company reports its detailed financial results on or about November 15, 2011.”

About University General Health System, Inc.

University General Health System, Inc.   ("University General") is a diversified, integrated multi-specialty health care provider that delivers concierge physician- and patient-oriented services by providing timely, innovative health solutions that are uniquely competitive, efficient, and adaptive in today's health care delivery environment.   The Company currently operates one hospital, two free-standing emergency rooms, and one ambulatory surgical center in the Houston area.    University General also owns three senior living facilities and manages six senior living facilities, and it plans to complete additional acquisitions in 2011 and future years in Houston and other markets.

The Company is headquartered in Houston, Texas, and its common stock is listed on the OTCQB Exchange under the symbol “UGHS”.

Forward-Looking Statements

The information in this news release includes certain forward-looking statements that are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties, including statements related to the future financial performance of the Company.   Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it can give no assurance that such expectations or any of its forward-looking statements will prove to be correct.   Factors that could cause results to differ include, but are not limited to, successful execution of growth strategies, product development and acceptance, the impact of competitive services and pricing, general economic conditions, and other risks and uncertainties described in the Company's periodic filings with the Securities and Exchange Commission.

Contacts:

Donald Sapaugh, President
University General Health System, Inc.

R. Jerry Falkner, CFA
RJ Falkner & Company, Inc.
(800) 377-9893

Michael Porter, Investor Relations
Porter, LeVay & Rose, Inc
(212) 564-4700